June 28, 2002


Securities and Exchange Commission
Washington, DC  20549


Dear Sirs:

We have read and agree with the comments in Part II, Item 23 of Form SB-2, amendment no.7, of Lorelei Corporation, insofar as the comments relate to our firm, except for the following: with regard to the third paragraph, we are not in a position to agree or disagree with the statement that the change in accountants was approved by the Board of Directors of Lorelei Corporation.


Sincerely,


/s/ Ahearn, Jasco & Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants